                      AMERICAN HONDA FINANCE CORPORATION
      MONTHLY SERVICER REPORT -- Honda Auto Receivables 1999-1 Owner Trust
                          12/01/99  through  12/31/99

I. ORIGINAL DEAL PARAMETER INPUTS
 (A) Total Portfolio Balance                                                               $729,507,751.69
 (B) Total Securities Balance                                                              $729,507,751.69
 (C) Class A-1 Notes
   (i)   Class A-1 Notes Balance                                                           $179,424,000.00
   (ii)  Class A-1 Notes Percentage (C(i)/IB)                                                        24.60%
   (iii) Class A-1 Notes Rate                                                                        4.974%
   (iv) Class A-1 Notes Accrual Basis                                                            Actual/360
 (D) Class A-2 Notes
   (i)   Class A-2 Notes Balance                                                           $195,000,000.00
   (ii)  Class A-2 Notes Percentage (D(i)/IB)                                                        26.73%
   (iii) Class A-2 Notes Rate                                                                        5.186%
   (iv) Class A-2 Notes Accrual Basis                                                            Actual/360
 (E) Class A-3 Notes
   (i)   Class A-3 Notes Balance                                                           $208,000,000.00
   (ii)  Class A-3 Notes Percentage (E(i)/B)                                                         28.51%
   (iii) Class A-3 Notes Rate                                                                        5.300%
   (iv) Class A-3 Notes Accrual Basis                                                                30/360
 (F) Class A-4 Notes
   (i)   Class A-4 Notes Balance                                                           $110,608,000.00
   (ii)  Class A-4 Notes Percentage (F(i)/B)                                                         15.16%
   (iii) Class A-4 Notes Rate                                                                        5.350%
   (iv) Class A-4 Notes Accrual Basis                                                                30/360
 (G) Certificates
   (i)   Certificates Balance                                                               $36,475,751.69
   (ii)  Certificates Percentage (G(i)/B)                                                             5.00%
   (iii) Certificates Rate                                                                           5.350%
   (iv) Certificates Accrual Basis                                                                   30/360
 (H) Servicing Fee Rate                                                                               1.00%
 (I) Portfolio Summary
   (i)   Weighted Average Coupon (WAC)                                                                7.03%
   (ii)  Weighted Average Original Maturity (WAOM)                                                   53.38 months
   (iii) Weighted Average Remaining Maturity (WAM)                                                   47.86 months
   (iv) Number of Receivables                                                                       58,899
 (J) Reserve Account
   (i)   Reserve Account Initial Deposit Percentage                                                   0.75%
   (ii)  Reserve Account Initial Deposit                                                     $5,471,308.14
   (iii) Specified Reserve Account Balance (lesser of J(iii)(a or b or c) if 2.25% loss and delinquency triggers not hit

     (a) Percent of Original Securities Balance                                                       0.75%
     (b) Trigger Percent of Remaining Securities Balance                                              2.25%
     (c) Remaining Securities Balance                                                               100.00%
 (K) Yield Supplement Account Deposit                                                       $11,124,729.26

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
 (A) Total Portfolio Balance                                                               $496,004,201.87
 (B) Total Securities Balance                                                              $496,004,201.87
 (C) Cumulative Note and Certificate Pool Factor                                                 0.6799163
 (D) Class A-1 Notes
   (i)   Class A-1 Notes Balance                                                                     $0.00
   (ii)  Class A-1 Notes Pool Factor                                                             0.0000000
   (iii) Class A-1 Notes Interest Carryover Shortfall                                                $0.00
   (iv) Class A-1 Notes Principal Carryover Shortfall                                                $0.00
 (E) Class A-2 Notes
   (i)   Class A-2 Notes Balance                                                           $140,920,450.18
   (ii)  Class A-2 Notes Pool Factor                                                             0.7226690
   (iii) Class A-2 Notes Interest Carryover Shortfall                                                $0.00
   (iv) Class A-2 Notes Principal Carryover Shortfall                                                $0.00
 (F) Class A-3 Notes
   (i)   Class A-3 Notes Balance                                                           $208,000,000.00
   (ii)  Class A-3 Notes Pool Factor                                                             1.0000000
   (iii) Class A-3 Notes Interest Carryover Shortfall                                                $0.00
   (iv) Class A-3 Notes Principal Carryover Shortfall                                                $0.00
 (G) Class A-4 Notes
   (i)   Class A-4 Notes Balance                                                           $110,608,000.00
   (ii)  Class A-4 Notes Pool Factor                                                             1.0000000
   (iii) Class A-4 Notes Interest Carryover Shortfall                                                $0.00
   (iv) Class A-4 Notes Principal Carryover Shortfall                                                $0.00
 (H) Certificates
   (i)   Certificates Balance                                                               $36,475,751.69
   (ii)  Certificates Pool Factor                                                                1.0000000
   (iii) Certificates Interest Carryover Shortfall                                                   $0.00
   (iv) Certificates Principal Carryover Shortfall                                                   $0.00
 (I) Servicing Fee
   (i)   Servicing Fee Shortfall                                                                     $0.00
 (J) End of Prior Month Account Balances
   (i)   Reserve Account                                                                     $5,471,308.14
   (ii)   Yield Supplement Account                                                           $6,324,405.45
   (iii) Payahead Account                                                                    $1,332,082.30
   (iv) Advances Outstanding                                                                   $509,793.12
 (K) Portfolio Summary as of End of Prior Month
   (i)   Weighted Average Coupon (WAC)                                                                6.98%
   (ii)  Weighted Average Remaining Maturity (WAM)                                                   38.27 months
   (iii) Number of Receivables                                                                      48,722
 (L) Note and Certificate Percentages
   (i)   Note Percentage                                                                             95.00%
   (ii)  Certificate Percentage                                                                       5.00%

III. MONTHLY INPUTS FROM THE MAINFRAME
 (A) Precomputed Contracts Principal
   (i)   Scheduled Principal Collections                                                     $2,701,452.90
   (ii)  Prepayments in Full                                                                 $1,105,057.45
   (iii) Prepayments in Full due to Repurchases                                                      $0.00
 (B) Precomputed Contracts Total Collections                                                 $4,459,998.43
 (C) Precomputed Interest Receivables Interest (B-A((i)+(ii)+(iii)))                           $653,488.08
 (D) Simple Interest Receivables Principal
   (i)   Principal Collections                                                               14,815,868.61
   (ii)  Prepayments in Full                                                                         $0.00
   (iii) Repurchased Receivables Related to Principal                                                $0.00
 (E) Simple Interest Receivables Interest
   (i)   Simple Interest Collections                                                         $2,259,967.04
 (F) Payment Advance for Precomputes
   (i) Reimbursement of Previous Advances                                                      $225,997.88
   (ii) Current Advance Amount                                                                 $155,845.49
 (G) Interest Advance for simple Interest - Net                                                      $0.00
 (H) Payahead Account
   (i)  Payments Applied                                                                       $223,823.07
   (ii) Additional Payaheads                                                                   $303,705.43
 (I) Portfolio Summary as of End of Month
   (i)   Weighted Average Coupon (WAC)                                                                6.98%
   (ii)  Weighted Average Remaining Maturity (WAM)                                                   37.37 months
   (iii) Remaining Number of Receivables                                                            47,830
                                                #  Units                     Dollar Amount

 (J) Delinquent Receivables
   (i)  30-59 Days Delinquent                  501     1.05%       $5,965,158.00           1.25%
   (ii)  60-89 Days Delinquent                  84     0.18%         $842,198.00           0.18%
   (ii) 90 Days or More Delinquent              26     0.05%         $251,042.00           0.05%
 (K) Vehicles Repossessed During Collec         25     0.05%         $356,549.74           0.07%
 (L) Total Accumulated Repossessed Vehi         57     0.12%         $745,874.61           0.16%


IV. INPUTS DERIVED FROM OTHER SOURCES

 (A) Collection Account Investment Income                                                             $0.00
 (B) Reserve Account Investment Income                                                           $33,528.53
 (C) Yield Supplement Account Investment Income                                                  $38,761.27
 (D) Trust Fees Expense                                                                               $0.00
 (E) Aggregate Net Losses for Collection Period                                                 $162,450.94
 (F) Liquidated Receivables Information
   (i) Gross Principal Balance on Liquidated Receivables                                        332,147.57
   (ii) Liquidation Proceeds                                                                    142,729.21
   (ii) Recoveries from Prior Month Charge Offs                                                  26,967.42
(G) Days in Accrual Period                                                                              34
(H) Deal age                                                                                            11

                                       MONTHLY COLLECTIONS

V. INTEREST COLLECTIONS
 (A) Total Interest Collections  (III(C+E(i)+G)                                              $2,843,302.73

VI. PRINCIPAL COLLECTIONS
 (A) Principal Payments Received  (III(A((i)+(ii))+(D(i)+(ii)))                             $18,622,378.96
 (B) Liquidation Proceeds  (IV(F(i)))                                                           142,729.21
 (C) Repurchased Loan Proceeds Related to Principal  (III(A(iii)+D(iii)))                             0.00
 (D) Recoveries from Prior Month Charge Offs (IV(F(ii)))                                         26,967.42
 (E) Total Principal Collections   (A+B+C+D)                                                $18,792,075.59

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS  (V(C)+VI(E))                                 $21,635,378.32

VIII. YIELD SUPPLEMENT DEPOSIT                                                                 $361,975.84

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)                                                       $21,997,354.16


                                       MONTHLY DISTRIBUTIONS

X. FEE DISTRIBUTIONS
 (A) Servicing Fee
   (i)   Servicing Fee Due  (I(H)/12)(II(B))+(II(H)(i))                                        $413,336.83
   (ii)  Servicing Fee Paid                                                                    $413,336.83
   (iii) Servicing Fee Shortfall                                                                     $0.00
 (B) Reserve Account Investment Income (IV(B))                                                  $33,528.53
 (C) Yield Supplement Account Investment Income  (IV(C))                                        $38,761.27
 (D) Trust Fees Expense (IV(D))                                                                      $0.00


XI. DISTRIBUTIONS TO NOTEHOLDERS
 (A) Interest
   (i) Class A-1 Notes
     (a)   Class A-1 Notes Interest Due                                                              $0.00
     (b)  Class A-1 Notes Interest Paid                                                               0.00
     (c) Class A-1 Notes Interest Shortfall                                                          $0.00
   (ii) Class A-2 Notes
     (a)   Class A-2 Notes Interest Due                                                        $690,212.71
     (b)  Class A-2 Notes Interest Paid                                                         690,212.71
     (c) Class A-2 Notes Interest Shortfall                                                          $0.00
   (iii) Class A-3 Notes
     (a)   Class A-3 Notes Interest Due                                                        $918,666.67
     (b)  Class A-3 Notes Interest Paid                                                         918,666.67
     (c) Class A-3 Notes Interest Shortfall                                                          $0.00
   (iv) Class A-4 Notes
     (a)   Class A-4 Notes Interest Due                                                        $493,127.33
     (b)  Class A-4 Notes Interest Paid                                                         493,127.33
     (c) Class A-4 Notes Interest Shortfall                                                          $0.00
   (v) Total Note Interest
     (a)   Total Note Interest Due                                                           $2,102,006.71
     (b)  Total Note Interest Paid                                                            2,102,006.71
     (c) Total Note Interest Shortfall                                                               $0.00
     (d) Reserve Fund Withdrawn for Note Interest                                                    $0.00
Amount available for distributions after Fees & Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))    $19,482,010.62
 (B) Principal
   (i) Noteholders' Principal Distribution Amounts                                          $18,006,800.20
   (ii) Class A-1 Notes Principal
     (a)   Class A-1 Notes Principal Due                                                             $0.00
     (b)  Class A-1 Notes Principal Paid                                                              0.00
     (c) Class A-1 Notes Principal Shortfall                                                         $0.00
     (d) Reserve Fund drawn                                                                          $0.00
   (iii) Class A-2 Notes Principal
     (a)   Class A-2 Notes Principal Due                                                    $18,006,800.20
     (b)  Class A-2 Notes Principal Paid                                                     18,006,800.20
     (c) Class A-2 Notes Principal Shortfall                                                         $0.00
     (d) Reserve Fund drawn                                                                          $0.00
   (iv) Class A-3 Notes Principal
     (a)   Class A-3 Notes Principal Due                                                             $0.00
     (b)  Class A-3 Notes Principal Paid                                                              0.00
     (c) Class A-3 Notes Principal Shortfall                                                         $0.00
     (d) Reserve Fund drawn                                                                          $0.00
   (v) Class A-4 Notes Principal
     (a)   Class A-4 Notes Principal Due                                                             $0.00
     (b)  Class A-4 Notes Principal Paid                                                              0.00
     (c) Class A-4 Notes Principal Shortfall                                                         $0.00
     (d) Reserve Fund drawn                                                                          $0.00
   (vi) Total Notes Principal
     (a)   Total Notes Principal Due                                                        $18,006,800.20
     (b)  Total Notes Principal Paid                                                         18,006,800.20
     (c) Total Notes Principal Shortfall                                                             $0.00
     (d) Reserve Fund drawn                                                                          $0.00

XII. RESERVE FUND DEPOSIT
 Amount available for deposit into reserve fund                                              $1,475,210.41
 Amount deposited into reservc fund                                                                   0.00
 Excess fund available to Cerificateholders                                                   1,475,210.41

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
 (A) Interest
   (i)   Certificates Interest Due                                                             $162,621.06
   (ii)  Certificates Monthly Interest Paid                                                     162,621.06
   (iii) Certificates Monthly Interest Shortfall                                                     $0.00
 (B) Principal
   (i)   Certificates Principal Due                                                            $947,726.33
   (ii)  Certificates Principal Paid                                                            947,726.33
   (iii) Certificates Principal Shortfall                                                            $0.00
 (C) Release to Seller                                                                         $364,863.03

                                       DISTRIBUTIONS SUMMARY

 (A) Total Collections                                                                      $21,997,354.16
 (B) Service Fee                                                                               $413,336.83
 (C) Class A1 Amount                                                                                 $0.00
 (D) Class A2 Amount                                                                        $18,697,012.91
 (E) Class A3 Amount                                                                           $918,666.67
 (F) Class A4 Amount                                                                           $493,127.33
 (G) Amount of Deposit  into Reserve Account                                                         $0.00
 (H) Certificateholders                                                                      $1,110,347.39
 (I) Release to seller                                                                         $364,863.03
 (J) Total amount distributed                                                               $21,997,354.16
 (K) Amount of Draw from Reserve Account                                                             $0.00

                                       PORTFOLIO AND SECURITY SUMMARY

                                                                    Beginning                    End
XIV. POOL BALANCES AND PORTFOLIO INFORMATION                        of Period                 of Period

 (A) Balances and Principal Factors
   (i)    Aggregate Balance of Notes                             $459,528,450.18           $441,521,649.98
   (ii)   Note Pool Factor                                             0.6799163                 0.6362169
   (iii)  Class A-1 Notes Balance                                           0.00                      0.00
   (iv)   Class A-1 Notes Pool Factor                                  0.0000000                 0.0000000
   (v)    Class A-2 Notes Balance                                 140,920,450.18            122,913,649.98
   (vi)   Class A-2 Notes Pool Factor                                  0.7226690                 0.6303264
   (vii)  Class A-3 Notes Balance                                 208,000,000.00            208,000,000.00
   (viii) Class A-3 Notes Pool Factor                                  1.0000000                 1.0000000
   (ix)  Class A-4 Notes Balance                                  110,608,000.00            110,608,000.00
   (x) Class A-4 Notes Pool Factor                                     1.0000000                 1.0000000
   (xi)   Certificates Balance                                     36,475,751.69             35,528,025.36
   (xii)    Certificates Pool Factor                                   1.0000000                 0.9740176
   (xiii)   Total Principal Balance of Notes and Certificates     496,004,201.87            477,049,675.34
 (B) Portfolio Information
   (i)   Weighted Average Coupon (WAC)                                      6.98%                     6.98%
   (ii)  Weighted Average Remaining Maturity (WAM)                         38.27 months              37.37 months
   (iii) Remaining Number of Receivables                                  48,722                    47,830
   (iv)  Portfolio Receivable Balance                            $496,004,201.87           $477,049,675.34
 (C) Outstanding Advance Amount                                      $509,793.12               $439,640.73
 (D) Outstanding Payahead Balance                                  $1,332,082.30             $1,411,964.66
<TABLE/>
                                       SUMMARY OF ACCOUNTS


XV. RECONCILIATION OF RESERVE ACCOUNT
 (A) Beginning Reserve Account Balance                                                       $5,471,308.14
 (B) Draws                                                                                            0.00
   (i)   Draw for Servicing Fee                                                                       0.00
   (ii)  Draw for Interest                                                                            0.00
   (iii) Draw for Realized Losses                                                                     0.00
 (C) Excess Interest Deposited into the Reserve Account                                               0.00
 (D) Reserve Account Balance Prior to Release                                                 5,471,308.14
 (E) Reserve Account Required Amount                                                          5,471,308.14
 (F) Final Reserve Account Required Amount                                                    5,471,308.14
 (G) Excess Reserve Account Amount                                                                    0.00
 (H) Ending Reserve Account Balance                                                           5,471,308.14


XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
 (A) Beginning Yield Supplement Account Balance                                               6,324,405.45
 (B) Investment Earnings                                                                         38,761.27
 (C) Investment Earnings Withdraw                                                                38,761.27
 (D) Additional Yield Supplement Amounts                                                              0.00
 (E) Yield Supplement Deposit Amount                                                            361,975.84
 (F) Ending Yield Supplement Account Balance                                                  5,962,429.61

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
 (A) Liquidated Contracts
   (i)   Liquidation Proceeds                                                                  $142,729.21
   (ii) Recoveries on Previously Liquidated Contracts                                            26,967.42
 (B) Aggregate Net Losses for Collection Period                                                 162,450.94
 (C) Net Loss Rate for Collection Period (annualized)                                                 0.40%
 (D) Cumulative Net Losses for all Periods                                                    1,636,081.02

                                                  #  Units                 Dollar Amount
 (E) Delinquent Receivables
   (i)  30-59 Days Delinquent                  501          1.05%  $5,965,158.00           1.25%
   (ii)  60-89 Days Delinquent                  84          0.18%    $842,198.00           0.18%
   (ii) 90 Days or More Delinquent              26          0.05%    $251,042.00           0.05%

                                                   #  Units                Dollar Amount
XVIII. REPOSSESSION ACTIVITY
 (A) Vehicles Repossessed During Collec         25          0.05%    $356,549.74           0.07%
 (B) Total Accumulated Repossessed Vehi         57          0.00%    $745,874.61           0.16%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
 (A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
   (i) Second Preceding Collection Period                                                             0.33%
   (ii) Preceding Collection Period                                                                   0.40%
   (iii) Current Collection Period                                                                    0.40%
   (iv) Three Month Average (Avg(i,ii,iii))                                                           0.38%
 (B) Ratio of Balance of Contracts Delinquent 60 Days or More to the Outstanding Balance of Receivables.
   (i) Second Preceding Collection Period                                                             0.27%
   (ii) Preceding Collection Period                                                                   0.28%
   (iii) Current Collection Period                                                                    0.35%
   (iv) Three Month Average (Avg(i,ii,iii))                                                           0.30%


 (C) Loss and Delinquency Trigger Indicator                                                Trigger was not hit.


 I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.

By:
/s/ John Weisickle
John Weisickle, Vice President / Finance